UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 15, 2008

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

In response to today’s announcement that Lehman Brothers Holdings, Inc. (“Lehman”) (NYSE:  LEH) filed for protection under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court in the Southern District of New York, Zenith National Insurance Corp. (“Registrant”) disclosed that it holds $12 million par value of senior debt securities of Lehman.  These Lehman holdings represent less than 0.5% of Registrant’s total investment portfolio, which had a fair value of approximately $2.1 billion as of the close of business on Friday, September 12, 2008.

As previously disclosed, Registrant does not hold any derivative securities or other credit enhancement exposures.

Registrant expects that an appropriate impairment of these Lehman holdings will be recorded in its third quarter 2008 financial results, which are expected to be announced on October 20, 2008.

Cautionary Statement

This filing contains certain forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward looking items may be significantly impacted by certain risks and uncertainties described in Registrant’s Form 10-K for the year ended December 31, 2007, its Forms 10-Q for the periods ended March 31, 2008 and June 30, 2008 and its Forms 8-K filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated:	September 15, 2008	By:	/s/ Kari L. Van Gundy
			Name:	Kari L. Van Gundy
			Title:	Senior Vice President
and Chief Financial Officer